UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

STEPAN COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard Suite 500
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 446-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stepan Company (“Stepan”) is a party to the following note purchase agreements:

•
a Note Purchase Agreement dated as of September 29, 2005 (as amended through the date hereof, the “2005 NPA”), pursuant to which Stepan issued and has outstanding $9,285,715 in aggregate principal amount of its 4.86% Series 2011-A Senior Notes due November 1, 2023;
•
a Note Purchase Agreement dated as of June 27, 2013 (as amended through the date hereof, the “2013 NPA”), pursuant to which Stepan issued and has outstanding $28,571,425 in aggregate principal amount of its 3.86% Senior Notes due June 27, 2025;
•
a Note Purchase Agreement dated as of July 10, 2015 (as amended through the date hereof, the “2015 NPA”), pursuant to which Stepan issued and has outstanding $57,142,857 in aggregate principal amount of its 3.95% Senior Notes due July 10, 2027;
•
a Note Purchase and Master Note Agreement dated as of June 10, 2021 (the “NYL NPA”) pursuant to which Stepan issued and has outstanding (a) $50,000,000 in aggregate principal amount of its 2.37% Senior Notes, Series 2021-B, due September 23, 2028, (b) $50,000,000 in aggregate principal amount of its 2.73% Senior Notes, Series 2021-C, due December 10, 2031 and (c) $25,000,000 in aggregate principal amount of its 2.83% Senior Notes, Series 2022-A, due March 1, 2032; and
•
a Note Purchase and Private Shelf Agreement dated as of June 10, 2021 (the “Prudential NPA”) pursuant to which Stepan issued and has outstanding (a) $50,000,000 in aggregate principal amount of its 2.30% Senior Notes, Series 2021-A, due June 10, 2028, (b) $50,000,000 in aggregate principal amount of its 2.73% Senior Notes, Series 2021-D, due December 10, 2031 and (c) $50,000,000 in aggregate principal amount of its 2.83% Senior Notes, Series 2022-B, due March 1, 2032.

On September 29, 2023, Stepan entered into amendments to the 2005 NPA, 2013 NPA 2015 NPA, NYL NPA and Prudential NPA (collectively, the “2023 NPA Amendments”) to primarily provide additional covenant flexibility. The 2023 NPA Amendments, among other things:

i.
amend the existing maximum net leverage ratio covenant to require Stepan to maintain the net leverage ratios set forth below for the applicable fiscal quarter:

Quarter Ending	Net Leverage Ratio
September 30, 2023	4.00 to 1.00
December 31, 2023	4.00 to 1.00
March 31, 2024	4.00 to 1.00
June 30, 2024	4.00 to 1.00
September 30, 2024	3.75 to 1.00
December 31, 2024	3.75 to 1.00
March 31, 2025 and each fiscal quarter ending thereafter	3.50 to 1.00
ii.
expand the definition of “Qualified Cash,” a metric used to calculate the net leverage ratio, to include, 65% of unrestricted and unencumbered foreign-based cash or permitted investments;
iii.
include a debt rating requirement and, to the extent the relevant notes are rated below investment grade, a rating fee of 0.75% per annum; and
iv.
for the 2005 NPA, 2013 NPA and 2015 NPA, conform certain provisions to the corresponding provisions in the NYL NPA and the Prudential NPA.

On September 29, 2023, Stepan entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of June 24, 2022, among Stepan, the foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and BofA Securities, Inc., as joint lead arrangers and joint bookrunners (the “Credit Agreement”).

The Amendment amends the Credit Agreement to, among other things, (i) provide for a maximum net leverage ratio on substantially the same terms as the corresponding covenant contained in the 2023 NPA Amendments; and (ii) expand the definition of “Qualified Cash,” to align with the definition of “Qualified Cash” included in the 2023 NPA Amendments.

The foregoing descriptions of the 2023 NPA Amendments and the Amendment are qualified in their entirety by reference to the full texts of the 2023 NPA Amendments and the Amendment, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Fourth Amendment, dated as of September 29, 2023, to the Note Purchase Agreement dated as of September 29, 2005 among Stepan Company and the noteholders party thereto
10.2	Second Amendment, dated as of September 29, 2023, to the Note Purchase Agreement dated as of June 27, 2013 among Stepan Company and the noteholders party thereto
10.3	Second Amendment, dated as of September 29, 2023, to the Note Purchase Agreement dated as of July 10, 2015 among Stepan Company and the noteholders party thereto
10.4	First Amendment, dated as of September 29, 2023, to the Note Purchase and Private Shelf Agreement dated as of June 10, 2021 by and among Stepan Company, PGIM, Inc. and the purchasers thereto
10.5	First Amendment, dated as of September 29, 2023, Note Purchase and Master Note Agreement dated as of June 10, 2021, by and among Stepan Company, NYL Investors LLC and the purchasers thereto
10.6

Amendment No. 1 to Credit Agreement, dated as of September 29, 2023, among Stepan Company, the foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date:	September 29, 2023	By:	/s/ David G. Kabbes
Name: David G. Kabbes Title: Vice President, General Counsel and Secretary